Exhibit 10.1

HEADS OF AGREEMENT

GLOBAL SIGNATURE GOLD

MERGER OF GGCRL MINING LLC AND SIGNATURE GOLD LTD

No.	Heading	Term
1	Parties

(a)      Signature Gold Limited of Suite 1, Level 5, 71 Macquarie Street, Sydney NSW Australia 2000 (SG)

(b)      Global Gold Consolidated Resources Limited of Ogier House, The Esplanade, St Helier, Jersey, JE49WG (GGCRL).

2	Background -GGCRL

(a)      GGCRL holds all the shares of GGCR Mining LLC (a Delaware Corporation) (Company).

(b)      The Company legally and beneficially holds all the shares of Mego Gold LLC (Mego) and Getik Mining Co LLC (Getik) (each a Delaware Corporation).

(c)      Mego holds the Toukhmanuk mining licence and Toukhmanuk Exploration License and Getik holds the Getik Exploration Licence, located in Armenia (collectively, Tenements).

(d)      By acquiring all the shares of the Company under this Heads of Agreement (HOA), SG intends to gain 100% control of the Company and hence of Getik and Mego. This will give SG exclusive control and benefit of the Tenements.

(e)      Global Gold Corporation (GGC)(a Delaware corporation which is registered with the U.S. SEC, is publicly traded, and is the 100% owner of Global Gold Armenia, LLC which in turn is the 100% owner of Global Gold Mining, LLC.

(f)       Consolidated Resources Armenia Limited (CRA) (a limited liability company registered in the Cayman Islands and beneficially owned by Consolidated) currently holds 49% and GGC currently holds 51% of the shares of the GGCRL pursuant to an April 2011 Joint Venture Agreement and other documents which GGC has filed with the United States SEC, including the July 5, 2013 agreements granting a 10% option to Jacero Holdings Limited in the GGCRL or alternately Mego Gold, LLC. GGC intend to distribute 75% of its 51% share holding of Global Signature Gold Ltd to its shareholders pro rata at closing.

3	Background - SG

(a)      SG is an unlisted public company that holds gold exploration tenements in Australia. SG owns the following gold projects in Queensland, Australia: Mount Cassidy; Last Chance Day Dawn; Specimen Hill; Maxwellton; Fletcher’s Awl; Outer Rim; and Mosquito Hill

(b)      SG has undergone substantial listing preparation with legal and accounting due diligence completed and independent expert reports prepared. SG can be quickly brought into compliance for an ASX listing and provides an ideal vehicle for the consolidation of assets prior to an initial public offering (IPO).

(c)      It is the intention of the Parties to list the merged company, Global Signature Gold Ltd on the ASX as soon as possible subject to market conditions.

No.	Heading	Term

4	Binding Document

(a)      This document sets out the terms of a binding agreement for SG to acquire all the shares of the Company from GGCRL on the terms and conditions of this HOA to effect the merger.

(b)      The parties shall more fully express the transactions contemplated in this HOA in a subsequent document (Formal Merger Agreement), but until the Formal Merger Agreement is executed, this HOA remains fully binding, even if no merger is subsequently executed.

5	Sale & Purchase

(a)      Subject to the terms and conditions of this HOA, SG agrees to acquire and GGCRL agrees to transfer to SG all the shares on issue in the Company (Sale Interest), free of encumbrances except as disclosed, for the purchase price set out in Clause 6 (Purchase Price).

6	Purchase Price

(a)      The Purchase Price for the Sale Interest is US$80,000,000 and payment of all outstanding debt owing to the shareholders and third parties in shares or cash as mutually agreed up to a maximum of US$8,000,000.

(b)      The Parties contemplate that at the time of completion the value of Signature Gold Limited’s existing shares will be A$15,000,000.

(c)      SG will pay the Purchase Price at Completion by issuing fully paid ordinary shares in SG (Signature Shares).

(d)      GGCRL irrevocably authorises and directs SG to issue the Signature Shares to GGCRL or as instructed by the directors of GGCRL, in discharge and payment of the Purchase Price, at Completion, subject to shareholder approval

7	Completion

Completion of the purchase by the SG and the sale by GGCRL of the Sale Interest (Completion), will occur by no later than 30 October 2013 (Completion Date). The parties are free to agree an earlier date in writing or mutually agree to extend the Completion date if required.

Completion procedure:

(a)      Completion will occur at the offices of Maddocks in Sydney at 4pm Australian Eastern Standard Time on the Completion Date.

(b)      At Completion, GGCRL must:

(i)       deliver to SG duly executed and completed LLC Membership Interest[1] transfers in favour of SG, for the Sale Interest;

(ii)      deliver to SG executed instruments irrevocably waiving in favour of SG all rights of pre-emption which any person has in respect of any of the Sale Interest;

(iii)     cause the board of managers of the Company to resolve that the transfers of the Sale Interest be approved and registered and provide SG with the minutes of such meeting, duly signed;

(iv)     cause the nominees of GGCRL and SG as mutually agreed to be appointed as the sole managers/ directors of each company in the Group;

(v)      cause the revocation, with effect from Completion, of all authorities relating to bank accounts of the Group, except as mutually agreed (note, the Company has opened a bank account at JP Morgan Chase which will need to be maintained);

(vi)     do all other things necessary to transfer the Sale Interest and exclusive control of the Company to SG as contemplated by the parties’ agreements.

(c)      In respect of Completion, the obligations of the parties under this HOA are interdependent; all actions required to be performed under this HOA will be taken to have occurred simultaneously on the Completion Date and the SG need not complete the purchase of any part of the Sale Interest unless the purchase of all the Sale Interest is completed simultaneously on the Completion date.

(d)      At Completion, SG shall deliver the Purchase Price to GGCRL and take such other actions as required.

No.	Heading	Term

8	Conditions Precedent

Conditions Precedent to Completion

Completion will be subject to the following conditions precedent (Conditions):

(a)      SG being satisfied in its sole discretion with its due diligence enquiries into the Company, its subsidiaries, the Tenements and all other related matters (condition for the benefit of SG);

(b)      GGCRL being satisfied in its sole discretion with its due diligence enquiries into SG all other related matters (condition for the benefit of GGCRL);

(c)      SG and GGCRL agreeing on the composition of the board of SG as from Completion as (1) Van Krikorian, (2) David Premraj, (3) Ian Hague, (4) Brett Boynton, (5) Anthony McLellan;

(d)      The consent, if required: (i) of the parties to of the July 5, 2013 Toukhmanuk mine Operating, Debt Facilities, Share Option and related agreements; and (ii) ABB bank in Armenia;

(e)      The Parties shall obtain all required regulatory and shareholder approvals for the execution, implementation and completion of this HOA and the merger; and

(f)      GGC and CRA shall obtain all necessary regulatory approvals for the distribution in specie of the Global Signature Gold, Ltd. Shares to be issued to it on the Completion Date;

Failure to satisfy conditions precedents by 31 October 2013 will results in a termination of this HOA.

Notices

Unless the party for whose benefit each Condition is stated to be included notifies all the other parties in writing of the non-satisfaction of each Condition by the date set out above for satisfaction or waiver, the Condition will be taken to have been satisfied.

Compliance with License Terms

The Parties confirm that the merged entity shall comply with all applicable license terms and good governance provisions.

Conduct Pending Completion

So long as this HOA is in effect and pending Completion, neither Party shall incur new liabilities outside the ordinary course of business without the other’s consent.

Best Endeavours

SG and GGCRL must use their respective best endeavours to ensure that the Conditions are satisfied on or before the dates set out above for satisfaction or waiver (although there is no obligation on a party to waive any Condition).

Waiver

A Condition can only be waived by a party for whose benefit it is stated to have been included and in writing on notice to the other parties by the date set for satisfaction or waiver.

9	Access

The Parties must allow their employees, agents and representatives reasonable access to the books and records of one another and to the Tenements at all reasonable times before Completion to enable them to become familiar with the business and the affairs of one another, investigate the accuracy of the Warranties and conduct due diligence investigations.

10	Confidentiality

No party will make any public announcement regarding the contents of this HOA except with the written consent of the other parties (which must be given or refused acting reasonably and within a reasonable time) or as required by law.

Executed as an agreement

Executed by
Signature Gold Limited by:
/s/ Brett Boynton	/s/ Peter Prentice
Brett Boynton Director	Peter Prentice Director

Executed by
Global Gold Consolidated Resources Limited by:
/s/ Caralapati Premraj	/s/ Van Krikorian
Caralapati Premraj Director	Van Krikorian Director